SHAREHOLDERS AGREEMENT


           This SHAREHOLDERS AGREEMENT (the "AGREEMENT") is dated as of May 21, 2002 by and among the persons identified as shareholders on the signature pages attached hereto (individually, a "SHAREHOLDER" and collectively, the "SHAREHOLDERS") and Valesc Inc., a Delaware corporation (the "COMPANY").

           WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to enter into this Agreement in order to set forth their respective rights and obligations in connection with their investment in the Company;

           WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance, or other disposition of Common Stock pursuant to the terms hereof;

           NOW, THEREFORE, for and in consideration of the mutual agreements and understandings set forth herein, the parties hereby agree as follows:



                                   ARTICLE I
                         DEFINITIONS AND RELATED MATTERS

           Section 1.1 DEFINITIONS. When used in this Agreement, the following terms shall have the respective meanings set forth below:

           "Common Stock" means the common stock, $.0001 par value per share, of the Company.

           "Disposition" means any (a) offer to sell, sale, contract to sell, pledge, grant of any option to purchase, grant of a security interest in or otherwise encumbering or directly or indirectly otherwise disposing of, any Shares or any security or other right that represents the right to acquire or receive any Shares, or (b) entering into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of equity securities, in cash or otherwise.

           "Offeree Shareholder" means a Shareholder entitled to receive an Offer.

           "Person" means an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, association, enterprise, custodian, trustee, executor, administrator, nominee, or entity in a representative capacity.

           "Personal Representative" means the executor, administrator, guardian, or other personal representative of any natural person who has become deceased or subject to Disability, or any successor or assignee thereof whether by operation of law or otherwise.

           "Pro Rata Share" means the proportion of Shares owned by a particular Shareholder to the number of Shares owned by all of the Shareholders having the same right to purchase or sell at such time under this Agreement.

           "Qualified Public Offering" means a registered public offering of Common Stock under the Securities Act, which public offering is made on a firm underwritten basis pursuant to a registration statement on Form S-1 or a successor form and which yields gross proceeds of at least $20,000,000.

           "Securities Act" means the Securities Act of 1933, as amended from time to time and any successor statute thereto, and the rules and regulations promulgated thereunder.

           "Shareholders" has the meaning given in the preamble to this Agreement.

           "Shares" means the shares of Common Stock owned by the Shareholders, and shall include the community interest, if any, of the spouse of such Shareholder in such Common Stock.

           Section 1.2 RELATED DEFINITIONAL MATTERS. As used in this Agreement, pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context clearly otherwise requires. As used in this Agreement, the term "including" shall be construed to be expansive rather than limiting in nature and to mean "including without limitation", except where the context clearly otherwise requires.

           Section 1.3 SHARES SUBJECT TO AGREEMENT. This Agreement shall extend and apply to all Shares now owned by each of the Shareholders and to all Shares as may hereafter be acquired by any of the Shareholders, whether such Shares constitute the separate property or community property of any of the individual Shareholders, and regardless of the capacity in which title to such shares is held or taken; EXCEPT that this Agreement shall not apply to shares of Common Stock issuable to each of Jeremy Kraus, Samuel Cohen and Garrett Miller upon exercise of options granted to each of these Shareholders for the purchase of 300,000 shares of Common Stock that vest in equal installments of 100,000 shares as of December 31, 2001, 2002 and 2003. This Agreement shall also apply to all Shares to which the spouse of any Shareholder is entitled by virtue of any community property or any other laws.



                                   ARTICLE II
                     RESTRICTIONS ON DISPOSITIONS OF SHARES

           Section 2.1 RESTRICTIONS ON DISPOSITIONS.

           (a) GENERAL RESTRICTION. No Shareholder, any spouse of any Shareholder, any Personal Representative of any Shareholder, or any legal representative, agent, or assignee of any Shareholder or any spouse of any Shareholder, as the case may be, shall make any Disposition of any Shares, or any right or interest therein, except as provided in this Article. The parties agree that the restrictions contained in this Agreement are fair and reasonable and in the best interests of the Company and each of its Shareholders.

           (b) COMPLIANCE WITH SECURITIES LAWS. Anything in this Agreement to the contrary notwithstanding, no Disposition of Shares otherwise permitted or required by this Agreement shall be made unless such Disposition is in compliance with federal and state securities laws, including without limitation the Securities Act. In connection with any Disposition or proposed Disposition of Shares other than a Disposition that is registered under the Securities Act, if requested by the Company before such Disposition, the holder of such Shares proposing to effect such Disposition shall provide to the Company a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company, to the effect that the proposed Disposition of Shares may be effected without registration under the Securities Act and applicable state securities laws.

           (c) TRANSFEREES SUBJECT TO AGREEMENT. Except for Dispositions in accordance with paragraph (e) below, unless otherwise agreed to in writing by the Company, no Disposition of Shares shall be effective unless and until the transferee shall execute and deliver to the Company an Addendum Agreement in the form attached hereto as Exhibit B in which such transferee agrees to be bound by this Agreement and to observe and comply with this Agreement and with all obligations and restrictions imposed on Shareholders hereby; each person to whom a Disposition of Shares is permitted by this Agreement who receives a Disposition of Shares during the period when this Agreement is in effect, and who agrees in writing to be bound by the provisions hereof, shall thereafter become a "Shareholder" for all purposes of this Agreement.

           (d) NON-CONFORMING DISPOSITIONS VOID. Dispositions of Shares may only be made in strict compliance with all applicable terms of this Agreement, and any purported Disposition of Shares that does not so comply with all applicable provisions of this Agreement shall be null and void and of no force or effect, and the Company shall not recognize nor be bound by any such purported Disposition and shall not effect any such purported Disposition on the stock transfer books of the Company.

           (e) VOLUME LIMITATIONS. The following table sets forth the percentage of a Shareholder's total shareholdings that may be disposed of, subject to the monthly restrictions set forth below, under this Agreement during the periods indicated.

----------------------------------------------- --------------------------------
                   Percentage of Total
                   Shareholdings that may be Disposed of by the following
                   Shareholders:
----------------------------------------------- --------------------------------
During the Year   I.  Jeremy Kraus, Samuel Cohen,    II.  Edward Kraus,
Ended June 1st:       Garrett Miller                      Harry Kraus
----------------- ---------------------------------- ------------------------
    2003                    0%                                   0%
----------------- ---------------------------------- ------------------------
    2004                   10%                                   33%
----------------- ---------------------------------- ------------------------
    2005                   15%                                   33%
----------------- ---------------------------------- ------------------------
    2006                   20%                                   33%
----------------- ---------------------------------- ------------------------
    2007                   25%
----------------- ---------------------------------- ------------------------
    2008                   30%
----------------- ---------------------------------- ------------------------


In addition, with respect to any amount of Shares that may be disposed of during a given annual period (an "ANNUAL AMOUNT"), during any month of such annual period no Shareholder shall dispose of more than the number of Shares calculated by dividing the applicable Annual Amount for such Shareholder by 12.

           Section 2.2 RIGHTS OF REFUSAL.

           (a) Except for Dispositions in accordance with SECTION 2.1(E) above, any Shareholder desiring to make a Disposition of Shares (the "OFFERING SHAREHOLDER") shall first obtain a bona fide arm's length written offer from the proposed transferee and shall then make an offer ("OFFER") to sell such Shares as follows:

                  (i) If any Offering Shareholder desires to make a Disposition of Shares, such Offering Shareholder shall first Offer such Shares to the Company, which shall have the right to purchase all or part of such Shares and shall be treated as an "Offeree Shareholder" as set forth below.

                  (ii) The Company may, in its sole discretion, assign all or part of its right to purchase Shares to the Shareholders (each an "OFFEREE SHAREHOLDER"), each of whom shall have the right to purchase all or part of its Pro Rata Share of such Shares.

                  (iii) If any Offeree Shareholder elects not to purchase all of its Pro Rata Share of such Shares offered pursuant hereto, after the expiration of a 30-day period following the date of the Offer, each other Offeree Shareholder shall have the right, during the 10-day period following the date of expiration of such 30-day period, to purchase all or part of its Pro Rata Share of such portion.

           (b) The Offer shall be sent to the Company and to all of the Offeree Shareholders and shall state the number of Shares involved and the names of, and the price to be paid by, any proposed bona fide purchasers (the "FIRST OFFER PRICE"). The date of the Offer shall be the date on which a notice containing the Offer has been so sent to all parties entitled to receive it.

           (c) If the Offeree Shareholders do not exercise options to purchase all of the Shares offered within the time periods specified above (the "SHAREHOLDER OFFER PERIODS"), the Company shall have the option for 30 days following expiration of the Shareholder Offer Periods to purchase any remaining Shares offered. If the Company does not have sufficient surplus to permit it lawfully to purchase all the remaining Shares offered, the Offering Shareholder and the other Shareholders may take such action to vote their respective shares to reduce the capital of the Company or take such other steps as may be appropriate or necessary in order to enable the Company, if possible, lawfully to purchase all such remaining Shares subject to the Offer.

           (d) The Offering Shareholder shall be permitted, for 120 calendar days after the lapse of all options arising in connection with such Offer, to sell any remaining Shares that were the subject of such Offer to the purchaser identified in the Offer; provided, however, that no such sale shall be made at a lower price or to any person other than as specified in such Offer; and provided further, that the proposed transfer pursuant to this Section shall be subject to the approval by the Board of Directors of the Company. If after the lapse of the 120-day period such Shares have not been sold, the Offering Shareholder must make a new Offer prior to selling such Shares.

           (e) The price per share to be paid upon the purchase of Shares under this Section shall be the First Offer Price.

           (f) The closing shall be within 30 days of the date the Offer was accepted, and the Company or the Shareholder or Shareholders, as applicable, purchasing such Shares shall pay the full amount of the purchase price in full in cash at such closing. On full payment thereof, the selling Shareholder or other person or persons holding such Shares shall execute and deliver the certificates evidencing such Shares to the purchaser. The certificate(s) evidencing the Shares shall be endorsed in blank for transfer by the selling Shareholder or by the person acquiring such Shares pursuant to the death of or a transfer by a Shareholder, and shall, upon notice of the exercise of the option by the other Shareholders or the Company, be delivered to the Secretary of the Company as agent of the selling Shareholder and the purchaser. On proof to the Secretary of the Company that the respective portion of the purchase price has been paid by such person purchasing such portion of the Shares, the Secretary shall cause the Company to issue and deliver to such person a certificate evidencing such person's ownership in such portion of the Shares. However, from the date of initial payment for the Shares purchased hereunder, the person purchasing such Shares shall be considered the owner thereof for all purposes, and the seller thereof shall be treated only as holding a security interest therein.

           (g) The Company and the Shareholders shall exercise their options to purchase Shares hereunder by notice of intent to purchase such Shares. Upon the exercise of an option, the purchaser shall be obligated to make payment as provided herein.

           Section 2.3 DEATH OF A SHAREHOLDER.

           (a) The death of a Shareholder shall constitute an Offer hereunder for such deceased Shareholder's stock (including the interest, if any, in such stock held by such Shareholder's spouse) and the provisions of SECTION 2.2 shall apply to such Offer. The value of the Shares being purchased shall be determined by an appraiser knowledgeable in such matters by reason of experience mutually selected by the Company and the executor of the deceased Shareholder's estate. If the Company and such executor cannot agree on an appraiser, each of the Company and such executor shall select one appraiser and the appraisers so selected shall select a third appraiser to determine the fair market value of the Shares so offered.

           (b) If the Company elects to purchase the Shares from a deceased Shareholder's estate pursuant to this Section, the Company shall have the right to issue a promissory note to the estate as the consideration for the Shares. Such note shall be subordinated to the Company's bank and mezzanine or subordinated debt, shall bear interest at 10% per annum and be payable in 24 monthly installments of principal and accrued interest, with payments to commence within 60 days following final agreement or determination of the value of the Shares. The Company shall pledge the Shares back to the estate to serve as collateral for the payment of the note.

           (c) The Board of Directors in its sole discretion may approve the transfer of shares to a Shareholder's heirs or decedents upon the death of such Shareholder.

           Section 2.4 TERMINATION OF MARITAL RELATIONSHIP. If the marital relationship of a Shareholder is terminated by divorce and such Shareholder does not succeed to his or her spouse's community interest in the Shares, such Shareholder shall have the option to purchase all of his or her spouse's interest in the Shares, and his or her spouse shall be obligated to sell such Shares. The price per share at which such Shares shall be purchased shall be an amount equal to the net book value of one share of such Shares as determined under generally accepted accounting principles. Such option must be exercised within 90 days after such divorce. Should such Shareholder fail to exercise such option within such 90-day period, such failure shall constitute an Offer with respect to the spouse's community interest in the stock, and the provisions of
SECTION 2.2 shall apply with the exception that the price per share at which the Shares shall be purchased shall be the net book value per share of Shares as determined under generally accepted accounting principles. The date of the Offer shall be the 91st day after such divorce. Notwithstanding the foregoing, the Board of Directors in its sole discretion may approve the spouse retaining his or her interest in the Shares.

           Section 2.5 BANKRUPTCY OF SHAREHOLDER. In the event a Shareholder (a) files a voluntary petition in bankruptcy, (b) makes an assignment for the benefit of creditors, or (c) is adjudicated bankrupt or insolvent, unless the Board of Directors otherwise agrees, such event shall constitute an Offer and the provisions of SECTION 2.2 shall apply.

           Section 2.6 INVOLUNTARY DISPOSITION. Prior to or upon any involuntary Disposition of Shares (as provided for in SECTIONS 2.4 AND 2.5), the Shareholder who owns such Shares, or his representative, shall send written notice thereof, disclosing in full to the Company and the other Shareholders the nature and details of such involuntary Disposition. An involuntary Disposition shall constitute an Offer and the provisions of SECTION 2.2 hereof shall apply; provided that the option of the Company pursuant to SECTION 2.2(C) shall be for 90 days from the later of such involuntary Disposition or the sending of such notice.

           Section 2.7 ENDORSEMENT OF STOCK CERTIFICATES.

           (a) Conformed copies of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company at its principal office. An officer of the Company shall endorse each certificate representing the shares of Common Stock heretofore or hereafter issued by the Company by causing to be placed on the face thereof the following:

                     TRANSFER IS SUBJECT TO RESTRICTIVE STOCK LEGEND ON BACK

and by causing to be placed on the back thereof the following legend:

                     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SHAREHOLDERS AGREEMENT DATED AS OF MAY 21, 2002, BY AND AMONG THE COMPANY AND CERTAIN OTHER PERSONS, WHICH AGREEMENT CONTAINS, AMONG OTHER PROVISIONS, RESTRICTIONS ON THE TRANSFER, SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT, OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH SHAREHOLDERS AGREEMENT HAS BEEN FILED, AND IS AVAILABLE FOR REVIEW BY THE RECORD HOLDER OF THIS CERTIFICATE, AT THE PRINCIPAL OFFICE OF THE COMPANY.

           (b) In addition, each Shareholder agrees that, if legal counsel to the Company deems appropriate, each certificate representing shares of Common Stock also shall bear a legend in substantially the following form:

                     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

           Section 2.8 SPECIFIC PERFORMANCE. Each of the parties to this Agreement acknowledges that it shall be impossible to measure in money the damage to the Company or the Shareholder(s), if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article, that every such restriction and obligation is material, and that in the event of any such failure, the Company or the Shareholder(s) shall not have an adequate remedy at law or in damages. Therefore, each party hereto consents to the issuance of an injunction or the enforcement of other equitable remedies against him at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Article and to prevent any disposition of Shares in contravention of any terms of this Article, and waives any defenses thereto, including, without limitation, the defenses of (i) failure of consideration, (ii) breach of any other provision of this Agreement, and
(iii) availability of relief in damages.



                                  ARTICLE III
                                  MISCELLANEOUS

Section 3.1 MANNER OF GIVING NOTICE. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made
(a) if delivered personally, at the time of such delivery, (b) if transmitted by first class registered or certified mail, postage prepaid, return receipt requested, three business days after the date of such mailing, (c) if sent by prepaid overnight delivery service, the next business day after being sent, or
(d) if transmitted by cable, telegram, facsimile, or telex, at the time of such transmission, in each case to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

           If to the Company:

                     Valesc Inc.
                     2300 Coit Road, Suite 300B
                     Plano, TX 75075
                     Fax:  (972) 496-5135

           With a copy to:

                     Hecht & Associates, P.C.
                     60 East 42nd Street, Suite 5101
                     New York, NY 10165
                     Attn:  Perry Nagle, Esq.
                     Fax:  (212) 490-3263

If to a Shareholder, at the address next to his or her name on signature pages hereto or any Addendum Agreement.

           Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received when confirmed; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

           Section 3.2 WAIVER OF NOTICE. Whenever any notice is required to be given to any Shareholder under the provisions of this Agreement, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

           Section 3.3 COUNTERPART SIGNATURES. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by all of the Shareholders so long as each counterpart shall be signed by one or more of the Shareholders and so long as each of the other Shareholders shall sign at least one counterpart which shall be delivered to the Company.

           Section 3.4 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

           Section 3.5 ENTIRE AGREEMENT; AMENDMENTS.

           (a) This Agreement supersedes all prior agreements among the parties with respect to the subject matter hereof. This Agreement contains the entire agreement among the parties with respect to such subject matter and may not be amended, supplemented, or discharged, and no provision hereof or thereof may be modified or waived, except by an instrument in writing signed by the Company and all persons then a party to this Agreement as Shareholders of the Company.

           (b) No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party.

           (c) No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any person not a party to this Agreement as a Shareholder or as the Company.

           Section 3.6 GOVERNING LAW AND JURSIDICTION. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state. For purposes of any dispute under this Agreement, the parties consent to the exclusive jurisdiction of the federal district court for the Southern District of New York.

           Section 3.7 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Company and each Shareholder and its respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives, and by their signatures hereto, the Company and each Shareholder intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective permitted successors and assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

           Section 3.8 FUTURE ACTIONS. The Company and the Shareholders shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein.

           Section 3.9 HEADINGS; EXHIBITS. All article and section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or inference shall be derived therefrom. The Exhibits attached hereto and referred to herein are a part of this Agreement as if fully set forth herein. All references to Sections and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

           Section 3.10 TERMINATION OF THIS AGREEMENT. Notwithstanding any provision of this Agreement to the contrary, but subject to the provisions of the following sentence, this Agreement shall immediately and automatically terminate, without any further action by any party, upon any of the following:
(a) the consummation of any merger or consolidation to which the Company is a party and is not the surviving entity (the Company shall not be deemed to be the surviving entity except in the case of any merger or consolidation immediately following which a majority of the capital stock of the surviving or resulting company shall be held by the Shareholders), or (b) consummation of a Qualified Public Offering.

           IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                                         VALESC INC.


                                         By: _________________________________
                                         Name:  Jeremy Kraus
                                         Title:  Chief Executive Officer

                                         SHAREHOLDERS:


                                         -------------------------------------
                                         Jeremy Kraus
                                         Address:____________________



                                         -------------------------------------
                                         Samuel Cohen
                                         Address:____________________



                                         -------------------------------------
                                         Garrett Miller
                                         Address:____________________



                                         -------------------------------------
                                         Harry Kraus
                                         Address:____________________



                                         -------------------------------------
                                         Edward Kraus
                                         Address:____________________

                                                                       EXHIBIT A

                           FORM OF ADDENDUM AGREEMENT

           This Addendum Agreement is made as of ________________________, 200__, by and among ____________________________________________ (the "NEW
SHAREHOLDER") and ____________________________________________, the New
Shareholder's spouse, and VALESC INC., a Delaware corporation (the "COMPANY"), pursuant to that certain Shareholders Agreement dated as of May ___, 2002 (the "AGREEMENT"), by and among the Company and certain of its Shareholders (as defined in the Agreement).

           WHEREAS, the Company and the Shareholders entered into the Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the common stock of the Company (the "COMMON STOCK"); and

           WHEREAS, the New Shareholder desires to become a Shareholder of the Company; and

           WHEREAS, the Company and the Shareholders have required in the Agreement that all persons to whom shares of Common Stock subject to the Agreement are transferred and any other person acquiring shares of Common Stock must enter into an Addendum Agreement binding the New Shareholder to the Agreement to the same extent as if he was an original party thereto and imposing the same restrictions and obligations on the New Shareholder and the shares of Common Stock to be acquired by the New Shareholder as are imposed upon the Shareholders under the Agreement;

           WHEREAS, the New Shareholder shall be subject to the volume limitations set forth in the table in SECTION 2.1(E) of the Agreement, and specifically the limitations set forth in the following column (check one):
Column I____ Column II____

           NOW, THEREFORE, in consideration of the mutual promises of the parties and as a condition of the purchase of Common Stock, the New Shareholder acknowledges that he has received and read the Agreement and that the New Shareholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if he was an original party to the Agreement. This Addendum Agreement shall be attached to and become a part of the Agreement.



New Shareholder

Address:

           AGREED TO as of the date written above by the undersigned for itself and on behalf of the Shareholders of the Company pursuant to the Agreement:

VALESC INC.


By:
   -----------------------------------------------------------
Name:
Title:










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